UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2009
Osteotech, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19278	13-3357370

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 James Way, Eatontown, New Jersey	07724

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (732) 542-2800
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 4, 2009, Osteotech, Inc. (the “Company”) issued a press release announcing its entry into a multi-year Tissue Recovery Agreement (the “Tissue Recovery Agreement”) with Community Blood Center d/b/a Community Tissue Services, an Ohio nonprofit corporation (“CTS”), which recovers human bone and other soft tissue for transplantation. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.
Pursuant to the terms of the Tissue Recovery Agreement, CTS has agreed to supply the Company with a specific number of whole donors, cortical shafts and specific soft tissues (the “Bone Tissues”) on a monthly basis based upon periodic forecast requirements and available supply. CTS will supply the Bone Tissues in compliance with the Company’s donor eligibility criteria and the applicable laws and regulations of the United States Food and Drug Administration (“FDA”). The finished tissue forms processed by the Company from the Bone Tissue delivered by CTS will be distributed to end-users such as hospitals and surgeons. The Company will pay CTS a tissue reimbursement fee per unit of Bone Tissue.
The initial term of the Tissue Recovery Agreement continues until December 31, 2019. Thereafter, the Tissue Recovery Agreement will automatically renew for one five-year term and then for successive two-year renewal terms, unless either party notifies the other in writing of its intention not to renew no later than 180 days prior to the end of the initial term or any renewal term of the Tissue Recovery Agreement. The Tissue Recovery Agreement can be terminated at any time by either party in the event that the other party materially breaches the Tissue Recovery Agreement and fails to cure such breach within 30 days of receiving notice of such breach, the other party files for bankruptcy or is adjudged insolvent or the other party fails to comply with new or additional regulations applicable to Bone Tissue implemented by the FDA, any other applicable regulatory agency or the American Association of Tissue Banks.
The foregoing description of the Tissue Recovery Agreement does not purport to be complete and is qualified in its entirety by reference to the Tissue Recovery Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release of Osteotech, Inc., dated November 4, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSTEOTECH, INC.
By:	/s/ Mark H. Burroughs
Mark H. Burroughs
Executive Vice President

Date: November 4, 2009

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of Osteotech, Inc., dated November 4, 2009.